EXHIBIT 10.2
REVOLVING NOTE

$40,000,000	January 29, 2010
     For value received, the undersigned, PROFESSIONAL VETERINARY PRODUCTS, LTD., a Nebraska corporation (“PVP”), EXACT LOGISTICS, LLC, a Nebraska limited liability company (“Exact”), PROCONN, LLC, a Nebraska limited liability company (“ProConn”; together with PVP: and Exact, jointly and severally, the “Borrower”), hereby jointly and severally promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division, on the Termination Date referenced in the Credit and Security Agreement dated the same date as this Revolving Note that was entered into by the Lender and the Borrower (as amended from time to time, the “Credit Agreement”), at Lender’s office located at MAC N9312-040, 109 South 7th Street, 4th Floor, Minneapolis, MN 55402 , or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of FORTY MILLION AND NO/100 DOLLARS ($40,000,000) or the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Revolving Note is fully paid at the rate from time to time in effect under the Credit Agreement.
     This Revolving Note is the Revolving Note referenced in the Credit Agreement, and is subject to the terms of the Credit Agreement, which provides, among other things, for acceleration hereof upon the occurrence of an Event of Default. Principal and interest due hereunder shall be payable as provided in the Credit Agreement, and this Revolving Note may be prepaid only in accordance with the terms of the Credit Agreement. This Revolving Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.
     The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Revolving Note is not paid when due, whether or not legal proceedings are commenced.
     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

PROFESSIONAL VETERINARY PRODUCTS, LTD.	EXACT LOGISTICS, LLC a Nebraska limited liability company
a Nebraska corporation

	By:	PROFESSIONAL VETERINARY PRODUCTS, LTD. a Nebraska
By: /s/ Stephen J. Price		corporation, its Manager and sole
Name: Stephen J. Price		Member
Its: President and CEO

By	/s/ Stephen J. Price
	Name:	Stephen J. Price
Its: President and CEO
PROCONN, LLC
a Nebraska limited liability company

By:	PROFESSIONAL VETERINARY
PRODUCTS, LTD. a Nebraska
corporation, its Manager and sole Member

By:	/s/ Stephen J. Price
Name: Stephen J. Price
Its: President and CEO